EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (No. 333-107020) relating to the UIL Holdings Corporation Deferred Compensation Plan; (ii) the Registration Statement on Form S-8 (No. 333-107021) relating to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan; (iii) the Registration Statement on Form S-8 (No. 333-156177) relating to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; (iv) the Registration Statement on Form S-8 (No. 333-156179) relating to the Amended and Restated United Illuminating Company 401(K)/Employee Stock Ownership Plan; (v) the Registration Statement on Form S-8 (No. 333-179995) relating to the Berkshire Gas Company 401(k) Plan, the Berkshire Gas Company 401(k) Plan for Union Employees, the Connecticut Natural Gas Corporation Employee Savings Plan, the Connecticut Natural Gas Corporation Union Employee Savings Plan, and the Southern Connecticut Gas Company Target Plan; (vi) the Registration Statement on Form S-8 (No. 333-179996) relating to the 2012 Non-Qualified Employee Stock Plan; and (vii) the Registration Statement on Form S-3 (No. 333-179998) of UIL Holdings Corporation of our report dated February 21, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
September 25, 2013

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us